EXHIBIT (j)







                          Independent Auditors' Consent




The Board of Directors
IAI Investment Funds VI, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.





                                              KPMG LLP


Minneapolis, Minnesota
May 30, 2000